UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2008

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On December 17, 2008 Judge Richard Knowles dismissed a claim against Biomoda for repayment of an alleged loan to Biomoda by Advanced Optics Electronics. Judge Knowles found that the Plaintiff, Leslie Robins had no standing to bring the action on behalf of Advanced Optics. A counterclaim for over $1 million in damages against Mr. Robins and Advanced Optics was also dismissed with the agreement of Biomoda. That claim still exists as part of a Federal Court RICO action filed by Biomoda against Leslie Robins, Alvin Robins and their attorney, John Kearns. Kearns and Alvin Robins have defaulted and a default judgment has been rendered against them in the Federal Court action. A multi-million dollar list of damages has been filed by Biomoda against the defendants in default.

Counsel for Biomoda has discovered that no loan to Biomoda from Advanced Optics was ever consummated nor monies exchanged, and Counsel intends to use evidence in the RICO trial to prove that no loan existed and that , in fact, the loan was part of a broader scheme to defraud Biomoda allegedly perpetrated by the RICO defendants. Biomoda has written off the $1,030,748 debt with regard to the ADOT loan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMODA, INC.

Date: January 14, 2009	By:	/s/ John J. Cousins
John J. Cousins
President